Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-201833 of our report dated February 17, 2015 relating to the consolidated financial statements of MaxPoint Interactive, Inc. and subsidiary appearing in the Prospectus, which is a part of such Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 17, 2015